Exhibit 23.1

KPMG en Perú Torre KPMG. Av. Javier Prado Este 444, Piso 27 San Isidro. Lima 27, Perú	Teléfono 51 (1) 611 3000 Internet www.kpmg.com/pe

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 10, 2025, with respect to the consolidated financial statements of Auna S.A., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Emmerich, Córdova y Asociados, S. Civil de R.L.

Lima, Peru

April 16, 2025